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                                  EXHIBIT 23.3

                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated July 24, 1996, with respect to the audited combined financial statements of the Innovex Companies for the year ended March 31, 1996, filed as an exhibit to the Current Report on Form 8-K of Quintiles Transnational Corp. dated March 20, 1998 and as an exhibit to the Annual Report on Form 10-K for the fiscal year ended December 31, 1997.





                                             /s/ KPMG




Reading, England
August 6, 1998